Exhibit 10.8

Marketing and Funding Agreement

April 24th 2021

Russell Bateman Executive Director Tinjoy Biotech Limited

23floor, China Southern CITIC Tower, Haibin South Road, Xiangzhou District, Zhuhai, 519000, Peoples Republic of China

Dear Russell,

We refer to marketing funding agreement within clause 4 of the binding term sheet dated 18th February 2021. Advanced Human Imaging (AHI) will contribute a total of USD$200,000 in funding toward the development, training and launch of the WinScan / AHI integrated health application.

Unless the context otherwise requires, words and expressions defined in the Binding Term Sheet shall have the same meanings when used in this letter agreement. The staged payments are as follows.

Commitments by the parties

Initial Funding Commitment 3rd May 2021

●	Employment of dedicated marketing resource within the Tinjoy Group ~ USD$10,000

●	Translation of SDK text and repurposing of English Language marketing materials into Mandarin ~ USD$10,000.

●	Production of WinScan specific local marketing materials ~ USD$15,000

●	Training and development of digital and retails sales teams for first phase of launch ~ USD$15,000

Payment 2 June 1st, 2021

●	AHI agree to commit a further USD$10,000.

●	Post launch enhancements to app functionality back ~ USD$30,000

●	Direct marketing campaign to be initiated after product launch, digital marketing, KOL briefings and similar ~ USD$20,000.

*(NB Tranche 2 Subject to Confirmation of launch date)

Payment 3 July 1st, 2021

●	Major market entry campaign ~ USD$60,000

●	Expansion of dedicated marketing and training team ~ USD$40,000

Each payment staged will be confirmed in writing prior to funding drawdown. Samples of all material develop for the launch and marketing will be agreed to by the parties. Tinjoy will supply marketing reports on a monthly basis, being the first week of every month.

Yours sincerely

Mr Vlado Bosanac CEO & Chairman

Advanced Human Imaging Limited

Marketing and Funding Agreement

April 24th 2021

Executed by the parties as a deed.

Executed for and on behalf of Advanced	)
Human Imaging Limited	)
ACN 602 111 115)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):

Signature of director

Vlado Bosanac (CEO)
Chief Executive Officer

Executed for and on behalf of Tinjoy Biotech	)
Limited Unified Code 91440400MA52AJ7419)
)
in accordance with the laws of its place of	) incorporation:

Russell Bateman
Executive Officer